Exhibit 24.2

Power of Attorney

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a director or officer of Kraft Foods Inc., a Virginia corporation (the “Corporation”), hereby constitutes and appoints Marc S. Firestone, Timothy R. McLevish and Carol J. Ward and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement to be filed by the Corporation on Form S-4 in connection with the Corporation’s offer to acquire all of the outstanding shares, including those represented by American Depositary Shares, of Cadbury plc (the “Registration Statement”), and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and to approve and execute, or approve for publication or mailing, any and all documents relating to the offer to which the Registration Statement relates (including announcements, offer documentation and prospectuses), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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Power of Attorney

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date set forth below.

Name	Date

December 4, 2009
/s/ Timothy R. McLevish
Name Timothy R. McLevish

Title Executive Vice President and Chief Financial Officer